Exhibit 23.1
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        CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
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We hereby consent to the incorporation by reference in the Registration
Statements on Form S-8 (Nos. 333-30085, 333-57028, 333-131658 and
333-131341) of Ecology & Environment, Inc. of our report dated January 19, 2006 relating to the financial statements of the Ecology & Environment, Inc. 401(k) Plan, which appears in this Form 11-K.



/s/Schneider Downs & Co., Inc.
Pittsburgh, Pennsylvania
March 10, 2006